Exhibit 10.1

             Hainan Concord Financial Products Development Co., Ltd.
                            STOCK EXCHANGE AGREEMENT


Party A: IMOT Information Technology (Shenzhen) Co., Ltd.
      Address: Floor 10 Guomao Building, Renmin South Road Shznehen China

Party B: Guangzhou Ditai Communication Co., Ltd.
      Address: Hengle Xian, Hengan Building 260 Huanpu Avenue, Guangzhou, China

Party C: Zhai, Xiya

Party D: Intermost Corporation ("IMOT")
      Address: Floor 10 Guomao Building, Renmin South Road Shznehen China

Party E: Hainan Special Economic Zone Property Right Exchange Center ("Exchange
      Center") Address: Floor 6 Dihao Building Binhai Avenue, Haikou, Hainan
      China

Party F: Hainan Exchange Center Non-public Company Registration Co., Ltd.
      ("Registration Co.") Address: Floor 6 Dihao Building Binhai Avenue,
       Haikou, Hainan China

WHEREAS:

1. Party B and Party C and other investor have set up Hainan Concord Financial Products Development Co., Ltd. ("Development Co.") with registration capital of RMB1.2 millions. The share structure of Development Co. is:
     Party B 40%, Party C 50% and Mr. Chen Tingyan 10%. The main business of the Development Co. is to provide financial institutions with research and development services for their financial products and instruments. Its business scope also includes the development and sales of multifunction smart card and property right exchange related services.

2. Registration Co. has more than 400 thousand members. Development Co. has signed an exclusive agreement with Registration Co. to issue multifunction membership and credit cards ("Membership Card") for all its more than 400 thousand members and provide exclusive services to those members. Development co will cooperate with various PRC banks to issue the Membership Card. The income from issuing cards and other related services shall belong to Development Co.

3. The Development Co., Party E and Party F jointly set up Hainan Concord Multifunctional Smart Card Sales and Management Co. Ltd ("Sales Co.") in Hainan with the registration Capital of RMB 1 million. The Development Co. holds 51% shares of the Sales Co. In cooperation with Exchange Center and Registration Co. the Sales Co.'s business is to issue and manage multifunctional smart cards and providing related value-added services for their clients. The Sales Co.'s business also includes other business and services jointly provided with Exchange Center.

For promotion and development of financial products and service in Hainan and People Republic of China ("China"), Party A agree to exchange the common shares of its US listed holding company, Intermost Corporation, for the stock of Development Co. All parties will work jointlyly in promoting and developing the financial products and services in Hainan and China.

                                 Stock exchange

(1) Party A, B and C agree that Party A shall pay RMB7.6 millions in IMOT common stock in exchange for 80% of the Development Co.'s shareholding held by Party B and Party C, from which Party B will sell 40% and Party C will sell 40%. Party A, B and C agree that the IMOT share price be set at 85% of IMOT 10 trading days from November 16, 2004 average closing price at OTCBB, which is US$0.184. (Per the exchange rate of US$1.00 for RMB8.2641 the price is RMB1.52 per share). Based on the set price IMOT shall issue 5 millions common shares for the exchange. Upon the completion of the exchange IMOT shall own 80% shareholding of the Development Co. 2.5 millions of the 5 millions IMOT shares shall be transferred to Party B or the legal entities or persons designated by Party B while 2.5 millions of the 5 millions IMOT shares shall be transferred to Party C or the legal entities or persons designated by Party C.

(2) The board of directors of the Development Co. shall consist of 3 members, 2 of which shall be appointed by Party A while 1 of which shall be appointed by the original shareholders of the Development Co.

(3) All parties agree that the board of directors of the Sales Co. shall consist of 5 members. All the 3 members of the board of directors of the Development Co. shall serve as the directors of the Sales Co. Party A shall appoint one director and the Registration Co. shall appoint one director to serve as the remaining 2 directors of the Sales Co.

(4)   All parties agree the Sales Co. shall conduct the following business:

      o Develop the multifunctional smart card business by issuing Membership Cards.

      o Conducting sales and offering services of the financial products related to the multifunction cards and providing other related value-added services.

      o     Develop other financial products and financial services.

      o     Offering services in cooperation with the Exchange Center.

(5) Party B and Party C agree to fully cooperate with Party A on accounting works for account consolidation and financial auditing, and submitting monthly operational and management accounts to Party A by the 10th day of the following month.

II. Warranties of Party A

a) IMOT is listed on OTCBB, and IMOT's stock is under normal trading conditions.

b) Within 30 days after this agreement becomes effective Party A shall deliver 5 millions IMOT common shares to Party B and C or the entities or persons designated by Party B and Party C.

                         Warranties of Party B, C, E, F

2. Party B and C warrant that within 30 days after this agreement becomes effective Party B and C shall complete all the necessary procedures to transfer 80% of Development Co. shareholding to Party A. 3. Party B and C warrant that the share they transfer to Party A is legally held by Party B and C. Party B and C have a full power to carry out and complete the transfer.

4. Party B, C, E and F warrant that Party B, C, E and F shall cooperate with Party A and D to acquire 21% stock of the Exchange Center after acquiring the Development Co.

5. Party B, C and F warrant that Development Co. holds an exclusive right to issue Membership Cards and provide services to over 400 thousand members of Registration Co. The income from issuing Membership Cards and other related service belong to Development Co. Party B, C and F agree that this is one of the major condition for Party A to validate this agreement.

                               Further Warranties

4.1. Within 30 days after this agreement becomes effective all parties shall complete the procedures to transfer the 80% shareholding in Development Co to Party A from local authority.

4.2. Each party warrants that its liabilities and debts are limited to what have been disclosed. No further liabilities or debts exist.

4.3. Party A, B, E and F are legal entity under the laws of People's Republic of China and has a full power to carry out and complete this agreement. Each party guarantees the legality of its signature on this agreement.

                       Effectiveness of the Stock Transfer

      This agreement shall become effective upon all parties signing this agreement. The closing of the agreement shall take place upon Part B and Party C complete the transfer of 80% of shareholding of Development Co. to Party A and Party A completes the delivery of 5 million IMOT common shares to Party B and Party C or their designated entities or persons.

                                   Guarantees

      Party D guarantees all the warranties and representations of Party A under this agreement.
      Party E guarantees all the warranties and representations of Party B under this agreement.
      Party F guarantees all the warranties and representations of Party C under this agreement.

Miscellaneous

i. All the agreements, stipulations or promises made prior to this agreement among the parties shall void if they are in conflict with this agreement.

ii. Any amendments to this agreement shall need to be signed by all the legal representatives of the parties.

iii. Each party should bear the costs incurred during the procss of the negotiations, drafting and signing of this agreement.

iv. Any disputes in the course of execution of this agreement and following cooperation should be settled via negotiation, otherwise the disputes shall be presented to Shenzhen Arbitration Commission for arbitration.

Party A: IMOT Information Technology (Shenzhen) Co., Ltd.


         By:/s/ Andy Lin
            ----------------------------------------------
         Date: Dec 11, 2004

Party B: Guangzhou Ditai Communication Co., Ltd.


         By:/s/ Jin ZhengHe
            ----------------------------------------------
         Date: Dec 11, 2004

Party C: Zhai, Xiya

         /s/ Zhai Xiya
            ----------------------------------------------
         Date: Dec 11, 2004

Party D: Intermost Corporation


         By:/s/ Andy Lin
            ----------------------------------------------
         Date: Dec 11, 2004

Party E: Hainan Special Economic Zone Property Right Exchange Center


         By:/s/ Jin HuaQing
            ----------------------------------------------
         Date: Dec 11, 2004

Party F: Hainan Exchange Center Non-public Company Registration Co., Ltd.


         By:/s/ Zhai XiYa
            ----------------------------------------------
         Date: Dec 11, 2004